Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for First Quarter 2012

-Same-Property Portfolio NOI Increases 8.3%-

BIRMINGHAM, Ala. - April 26, 2012 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended March 31, 2012.

For the first quarter 2012, the company reported a net loss available to common shareholders of $6.0 million, or $0.07 per diluted share, compared with a net loss available to common shareholders of $11.6 million, or $0.15 per diluted share, for the same period in 2011. Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the first quarter 2012 was $28.0 million, or $0.30 per diluted share, compared with $23.3 million, or $0.27 per diluted share, for the same period in 2011. The increase in the first quarter 2012 FFO is primarily a result of an 8.3 percent increase in multifamily same-property net operating income (NOI) as a result of improving rental rates and the income derived from the multifamily apartment communities acquired in 2011.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

“The multifamily operating fundamentals remain attractive and are providing the fuel for driving strong same-property and financial results,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “Rental rates have been increasing, turnover has remained steady and occupancies have remained high. We are excited about heading into the spring leasing season with this level of operating momentum, and as a result have increased our same-property NOI growth assumptions included in our 2012 guidance. At this point in the cycle, we remain focused on unlocking the value of our land through developing and simplifying the business through selective commercial dispositions.”

Highlights for the First Quarter 2012

•	Multifamily same-property NOI increased 8.3 percent compared with first quarter 2011

•	Multifamily same-property revenue increased 6.0 percent compared with first quarter 2011

•	Ended the quarter with multifamily same-property physical occupancy of 96.0 percent

•	Acquired the 350-unit Colonial Grand at Brier Falls in Raleigh, North Carolina, for $45.0 million

•	Commenced development of Colonial Reserve at South End, a 353-unit apartment community located in Charlotte, North Carolina

•	Entered into a new $500 million unsecured revolving credit facility; and

•	Standard & Poor's upgraded the company's senior unsecured notes rating to BBB-

Multifamily Operating Performance

Multifamily NOI for the first quarter 2012 increased 8.3 percent compared with the first quarter 2011 for the 30,323 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 6.0 percent and expenses increased 2.5 percent compared with the first quarter 2011. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. The increase in expenses was primarily due to increased on-site payroll costs and property taxes.

Sequentially, multifamily same-property NOI for the first quarter 2012 increased 0.3 percent compared with the fourth quarter 2011, with revenues increasing 0.6 percent and expenses increasing 1.1 percent compared with the prior quarter. The increase in expenses is primarily due to property taxes and repair and maintenance expenses.

Asset Recycling Transactions

In January 2012, as previously announced, the company acquired Colonial Grand at Brier Falls, a 350-unit Class A apartment community located in Raleigh, North Carolina, for a total purchase price of $45.0 million. The apartment community was built in 2008. The purchase was funded with proceeds from asset dispositions and borrowings on the company's unsecured credit facility.

In February 2012, the company disposed of its 25 percent interest in Colonial Promenade Madison, an 111,000-square-foot retail center located in Huntsville, Alabama, to one of its joint venture partners for $3.0 million in cash. The property was unencumbered. Net proceeds from the sale were used to repay a portion of the outstanding balance on the company's unsecured credit facility.

Development Activity

Construction continued during the quarter on three wholly-owned apartment communities: Colonial Grand at Hampton Preserve, a $58.3 million development with 486 units in Tampa, Florida; Colonial Grand at Double Creek, a $31.7 million development with 296 units in Austin, Texas; and Colonial Grand at Lake Mary (Phase I), a $30.3 million development with 232 units in Orlando, Florida.

During the quarter, the company started construction on two wholly-owned apartment communities: Colonial Reserve at South End, a $59.3 million development with 353 units in Charlotte, North Carolina, and Colonial Grand at Lake Mary (Phase II), a $13.9 million development with 108 units in Orlando, Florida. Colonial Reserve at South End is scheduled for delivery in the fourth quarter 2012 and projected stabilization is expected in the fourth quarter 2014 and Colonial Grand Lake Mary (Phase II) is scheduled for delivery in the fourth quarter 2012 and projected stabilization is expected in the first quarter 2014.

Financing Activity

As previously disclosed in March 2012, the company, through its operating partnership, Colonial Realty Limited Partnership (CRLP), the company entered into a new $500 million unsecured revolving credit facility with a syndicate of banks. The unsecured revolving credit facility has an initial four-year term maturing in March 2016, with a one-year extension option. The new credit facility replaces CRLP's $675 million unsecured revolving credit facility that was scheduled to mature in June 2012. As of March 31, 2012, $210 million was outstanding under the new unsecured revolving credit facility.

The unsecured revolving credit facility has a stated interest rate of LIBOR plus a margin of 1.40 percent and requires the payment of an annual facility fee currently equal to 30 basis points of the aggregate loan commitments. The unsecured revolving credit facility provides for the interest rate margin and facility fee to be adjusted up or down within stated ranges based on changes in the credit ratings of the company's senior unsecured debt.

Quarterly Dividend on Common Shares

On April 25, 2012, the Board of Trustees declared a quarterly cash dividend on common shares for the second quarter 2012 of $0.18 per common share. The dividend is payable May 14, 2012, to shareholders of record as of May 7, 2012, representing an ex-dividend date of May 3, 2012.

2012 EPS and FFO per Share Guidance

Based on the first quarter results, the company has updated its same-property revenue and net operating income growth assumptions for the full-year 2012, as well as the timing of certain transactions. The diluted EPS and FFO per share guidance range remain unchanged for the full-year 2012. These projections are set forth and reconciled below:

	Full-Year 2012 Range
	Low	-	High

Diluted EPS	$(0.12)	-	$0.04
Plus: Real Estate Depreciation & Amortization	1.45	-	1.45
Less: Gain on Sale of Operating Properties	(0.10)	-	(0.20)
Total Diluted FFO per share	$1.23	-	$1.29

Following are the assumptions reflected in the company's full-year 2012 guidance:

•	Multifamily same-property net operating income: growth of 6.00 to 8.00 percent.

◦	Revenue: Increase of 4.75 to 5.75 percent

◦	Expense: Increase of 2.50 to 3.50 percent

•	Development spending of $125 million to $150 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $100 million to $150 million.

•	Land and for-sale residential property dispositions of $5 million to $10 million.

•	Corporate G&A expenses of $23 million to $24 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, April 26, 2012, at 1:00 p.m. Central Time. The call will include a review of the company's first quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21544174. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of March 31, 2012, the company owned or managed 35,517 apartment units and 9.7 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs and projected stabilization dates, operating performance outlook and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2012

BALANCE SHEET
($ in 000s)	As of	As of
	3/31/2012	12/31/2011
ASSETS
Real Estate Assets
Operating Properties	$3,495,238	$3,445,455
Undeveloped Land & Construction in Progress	317,883	306,826
Total Real Estate, before Depreciation	3,813,121	3,752,281

Less: Accumulated Depreciation	(762,632)	(731,894)
Real Estate Assets Held for Sale, net	15,713	10,543

Net Real Estate Assets	3,066,202	3,030,930

Cash and Equivalents	5,430	6,452
Restricted Cash	32,000	43,489
Accounts Receivable, net	25,825	26,762
Notes Receivable	43,465	43,787
Prepaid Expenses	15,119	19,912
Deferred Debt and Lease Costs	25,461	22,408
Investment in Unconsolidated Subsidiaries	9,469	12,303
Other Assets	50,338	52,562
Total Assets	$3,273,309	$3,258,605

LIABILITIES
Unsecured Credit Facility	$226,503	$184,000
Notes and Mortgages Payable	1,575,256	1,575,727
Total Debt	1,801,759	1,759,727
Accounts Payable	29,824	50,266
Accrued Interest	16,446	11,923
Accrued Expenses	25,992	15,731
Investment in Unconsolidated Subsidiaries	32,085	31,577
Other Liabilities	21,113	25,208
Total Liabilities	1,927,219	1,894,432

Redeemable Common Units	164,985	159,582

EQUITY
Limited Partner's Noncontrolling Interest	723	728

Cumulative Earnings	1,261,984	1,267,958
Cumulative Distributions	(1,878,635)	(1,862,838)
Common Equity, including Additional Paid-in Capital	1,962,417	1,965,812
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(15,221)	(16,906)
Total Equity, including Noncontrolling Interest	1,181,105	1,204,591
Total Liabilities and Equity	$3,273,309	$3,258,605

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	3/31/2012	12/31/2011
Basic
Shares	87,905	87,474
Operating Partnership Units (OP Units)	7,168	7,169
Total Shares & OP Units	95,073	94,643

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended
	3/31/2012	3/31/2011
Revenues
Minimum Rent	$83,614	$73,526
Tenant Recoveries	3,004	2,698
Other Property Related Revenue	13,644	11,885
Other Non-Property Related Revenue	1,344	1,810
Total Revenues	101,606	89,919

Operating Expenses
Operating Expenses:
Property Operating Expense	27,332	24,623
Taxes, Licenses and Insurance	11,595	10,619
Total Property Operating Expenses	38,927	35,242
Property Management Expense	2,846	2,422
General and Administrative Expense	5,767	5,203
Management Fees and Other Expenses	2,045	1,770
Investment and Development Expense (1)	387	587
Depreciation	32,177	30,286
Amortization	2,080	2,127
Impairment and Other Losses (2)	500	2,097
Total Operating Expenses	84,729	79,734

Income from Operations	16,877	10,185

Other Income (Expense)
Interest Expense	(23,053)	(20,878)
Debt Cost Amortization	(1,433)	(1,150)
Interest Income	1,031	416
Income (Loss) from Partially-Owned Investments	673	(340)
Loss on Sale of Property	(227)	(79)
Income Tax and Other	(188)	(248)
Total Other Income (Expense)	(23,197)	(22,279)

Loss from Continuing Operations	(6,320)	(12,094)

Discontinued Operations
(Loss) Income from Discontinued Operations	(131)	338
Loss on Disposal of Discontinued Operations	(2)	—
Net (Loss) Income from Discontinued Operations	(133)	338

Net Loss	(6,453)	(11,756)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(9)	(3)
Noncontrolling Interest in CRLP - Preferred	—	(906)
Noncontrolling Interest in CRLP - Common	478	1,082
Discontinued Operations
Noncontrolling Interest in CRLP - Common	10	(28)
Loss Attributable to Noncontrolling Interest	479	145

Net Loss Available to Common Shareholders	$(5,974)	$(11,611)
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Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended
	3/31/2012	3/31/2011
Loss per Share - Basic
Continuing Operations	$(0.07)	$(0.15)
Discontinued Operations	—	—
EPS - Basic	$(0.07)	$(0.15)

Loss per Share - Diluted
Continuing Operations	$(0.07)	$(0.15)
Discontinued Operations	—	—
EPS - Diluted	$(0.07)	$(0.15)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) During the three months ended March 31, 2012, the Company recorded a $0.5 million charge as a result of warranty claims on units previously sold at one of the Company's for-sale residential projects. During the three months ended March 31, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.4 million in casualty losses and $0.2 million in non-cash impairment charges.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended
	3/31/2012	3/31/2011
Basic
Shares	87,012	79,512
Operating Partnership Units (OP Units)	7,169	7,284
Total Shares & OP Units	94,181	86,796

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	87,012	79,512
Total Shares & OP Units	94,181	86,796

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2012

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended
	3/31/2012	3/31/2011
Net Loss Available to Common Shareholders	$(5,974)	$(11,611)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(488)	(1,054)
Total	(6,462)	(12,665)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,961	31,751
Amortization - Real Estate	2,118	2,046
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	229	79
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	(261)	(79)
Total Adjustments - Consolidated	34,047	33,797

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,117	1,651
Amortization - Real Estate	367	654
Remove: Gain/(Loss) on Sale of Property	(803)	21
Total Adjustments - Unconsolidated	681	2,326

Funds from Operations	$28,266	$23,458

Income Allocated to Participating Securities	(219)	(200)

Funds from Operations Available to Common Shareholders and Unitholders	$28,047	$23,258

FFO per Share
Basic	$0.30	$0.27
Diluted	$0.30	$0.27

Operating FFO:
Funds from Operations	$28,047	$23,258
Less: Transaction Income
-Development and Land Losses	261	79
Operating FFO	$28,308	$23,337

Operating FFO per Share
Basic	$0.30	$0.27
Diluted	$0.30	$0.27

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended
	3/31/2012	3/31/2011
Divisional Total Revenues
Multifamily - Same Property	$78,843	$74,411
Multifamily - Non-Same Property (1)	8,998	5,683
Commercial	17,717	19,769
Total Divisional Revenues	105,558	99,863

Less: Unconsolidated Revenues - Multifamily	(471)	(713)
Less: Unconsolidated Revenues - Commercial	(4,794)	(6,572)
Discontinued Operations	(31)	(4,469)
Unallocated Corporate Revenues	1,344	1,810
Consolidated Revenue Adjusted - '11 Discontinued Operations (2)	101,606	89,919
Add: Additional Discontinued Operations Revenue, post filing (3)	—	4,467
Total Consolidated Revenue, per 10-Q (4)	$101,606	$94,386

RECONCILIATION OF EXPENSES
	Three Months Ended
	3/31/2012	3/31/2011
Divisional Total Expenses
Multifamily - Same Property	$31,248	$30,475
Multifamily - Non-Same Property (1)	4,034	2,946
Commercial	5,731	6,228
Total Divisional Expenses	41,013	39,649

Less: Unconsolidated Expenses - Multifamily	(217)	(374)
Less: Unconsolidated Expenses - Commercial	(1,707)	(2,124)
Discontinued Operations	(162)	(1,909)
Total Property Operating Expenses	38,927	35,242
Property Management Expenses	2,846	2,422
General & Administrative Expenses	5,767	5,203
Management Fee and Other Expenses	2,045	1,770
Investment and Development Expenses (5)	387	587
Impairment and Other Losses	500	2,097
Depreciation	32,177	30,286
Amortization	2,080	2,127
Consolidated Expense Adjusted - '11 Discontinued Operations (2)	84,729	79,734
Add: Additional Discontinued Operations Expense, post filing (3)	—	3,727
Total Consolidated Expense, per 10-Q (4)	$84,729	$83,461

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Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended
	3/31/2012	3/31/2011
Divisional Total NOI
Multifamily - Same Property	$47,595	$43,936
Multifamily - Non-Same Property (1)	4,964	2,737
Commercial	11,986	13,541
Total Divisional NOI	$64,545	$60,214

Less: Unconsolidated NOI - Multifamily	(254)	(339)
Less: Unconsolidated NOI - Commercial	(3,087)	(4,448)
Discontinued Operations	131	(2,560)
Unallocated Corporate Revenues	1,344	1,810
Property Management Expenses	(2,846)	(2,422)
General & Administrative Expenses	(5,767)	(5,203)
Management Fee and Other Expenses	(2,045)	(1,770)
Investment and Development Expenses (5)	(387)	(587)
Impairment and Other Losses	(500)	(2,097)
Depreciation	(32,177)	(30,286)
Amortization	(2,080)	(2,127)
Income from Operations	16,877	10,185
Total Other Income (Expense)	(23,197)	(22,279)
Loss from Continuing Operations (6)	(6,320)	(12,094)
Discontinued Operations	—	374
Loss from Continuing Operations, per 10-Q (4)	$(6,320)	$(11,720)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.